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                                                                    EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-28041, 333-42313, 333-06531 and 333-96584 of Just For Feet, Inc. and
subsidiaries on Forms S-8 of our report dated April 23, 1999, appearing in the Annual Report on Form 10-K of Just For Feet, Inc. for the year ended January 30, 1999.


DELOITTE & TOUCHE LLP
Birmingham, Alabama
April 27, 1999